UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2019

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On July 10, 2019, the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) appointed Robert W. Beck as Executive Vice President and Chief Financial Officer of the Company, effective as of July 22, 2019 (the “Commencement Date”). Mr. Beck succeeds Donald E. Thomas, who notified the Company in February 2019 of his intent to voluntarily terminate his employment with the Company following the completion of an orderly transition of his duties and responsibilities to a new Chief Financial Officer. Effective as of the Commencement Date, Mr. Thomas will no longer serve as Chief Financial Officer but will remain an employee of the Company through August 31, 2019, in order to complete the transition of his duties and responsibilities to Mr. Beck.

Mr. Beck, age 55, has over 30 years of financial services experience and a broad range of skills, including financial planning and analysis, treasury and capital management, retail branch distribution, mergers and acquisitions, and business strategy. Most recently, from June 2018 to July 2019, he was Executive Vice President and Chief Operating Officer of the Leukemia and Lymphoma Society. Prior to that, Mr. Beck held various roles at Citigroup from May 1989 to April 2018, including Chief Operating Officer of Citibank’s US Retail Bank (2014 to 2018) and Chief Financial Officer of Citibank’s US Consumer and Commercial Bank (2012 to 2014). Mr. Beck received his BS in Business Administration and Management from Washington University in St. Louis, and his MBA in Finance and International Business from New York University’s Stern School of Business.

There are no arrangements or understandings between Mr. Beck and any other person pursuant to which Mr. Beck was selected as EVP and CFO, there are no family relationships between Mr. Beck and any of the Company’s directors or executive officers, and there are no related party transactions involving Mr. Beck that are reportable under Item 404(a) of Regulation S-K.

On July 16, 2019, the Company issued a press release announcing Mr. Beck’s appointment as EVP and CFO, effective as of the Commencement Date. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Employment Agreement with New Chief Financial Officer

In connection with his appointment as the Company’s EVP and CFO, Mr. Beck entered into an Employment Agreement with the Company (the “Agreement”), dated July 10, 2019, with a term commencing on the Commencement Date and terminating three years thereafter. Pursuant to the Agreement, Mr. Beck will be paid an annual base salary of $400,000, which is subject to increase as may be determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”) from time to time. For each fiscal year during the employment term, Mr. Beck is also eligible to earn an annual bonus award under the Company’s Annual Incentive Plan based upon the achievement of performance targets established by the Compensation Committee, with a target bonus equal to no less than 100% of his base salary. The Agreement provides that Mr. Beck will be eligible for a pro-rated bonus for 2019.

The Agreement also provides that Mr. Beck will receive a nonqualified stock option award (the “Option”); a restricted stock award (the “RSA”); a performance-contingent restricted stock unit award (the “RSU”); and a cash-settled performance unit award (the “Performance Unit Award”).

The Company will grant Mr. Beck the Option to purchase such number of shares of the Company’s common stock as is determined by dividing $225,000 by the fair value of each Option share (calculated on or as close in time as practicable to the grant date in accordance with GAAP using the Black-Scholes option pricing model). The Option exercise price will be equal to the fair market value of the Company’s common stock on the grant date, and the Option will have a ten year term. The Company will also grant Mr. Beck an RSA for such number of shares of the Company’s common stock as is determined by dividing $225,000 by the closing price of the Company’s common stock on the grant date. Both the Option and the RSA will be granted on or shortly after the Commencement Date, and each will vest with respect to 20% of the number of shares subject to the award on

December 31, 2019, 40% of the number of shares subject to the award on December 31, 2020, and 40% of the number of shares subject to the award on December 31, 2021, subject to Mr. Beck’s continued employment with the Company through the applicable vesting date or as otherwise provided in the applicable award agreement.

Subject to Mr. Beck’s continued employment from the Commencement Date until the grant date and, with respect to the RSU, the availability of sufficient shares of the Company’s common stock under the Company’s 2015 Long-Term Incentive Plan or any successor plan (as amended and/or restated, collectively, the “Stock Plan”), the Company will grant Mr. Beck an RSU and a Performance Unit Award at the time the Company grants its annual long-term incentive awards for 2020 to other members of senior management. The number of shares subject to the RSU will be determined by dividing $225,000 by the closing price of the Company’s common stock on or as close in time as practicable to the grant date. The target cash settlement value of the Performance Unit Award at vesting will be equal to $225,000. The RSU and the Performance Unit Award will be eligible for vesting on December 31, 2022, based on the achievement, if at all, of performance criteria established by the Compensation Committee and Mr. Beck’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement.

Each of the Option, the RSA, the RSU, and the Performance Unit Award will be subject to the terms of the Stock Plan and the related award agreement. Commencing in 2021, and subject to his continued employment, Mr. Beck is eligible to receive long-term incentive awards under the Stock Plan at the discretion of the Board or the Compensation Committee.

Commencing in 2021, and for the remainder of the term of the Agreement, Mr. Beck will be eligible to receive an annual base salary, cash incentive opportunity, and equity or long-term incentive opportunity of no less than $1,400,000 in the aggregate (inclusive of the grant date fair value of long-term incentive awards), subject to the Compensation Committee’s discretion to adjust base salary, determine allocations between cash, equity (or equity-based), and long-term incentive opportunities, establish performance and/or multi-year service criteria, and determine if and to the extent any incentive compensation is earned and payable based on the attainment of performance criteria and other terms and conditions established by the Compensation Committee. Mr. Beck’s annual total compensation opportunity is further subject to the terms and conditions of the applicable Company incentive plan and related award agreements (including, if applicable under any such plan or award agreement, performance or multi-year service criteria).

The Company will also provide Mr. Beck with relocation benefits in connection with his relocation to the Greenville, South Carolina area (to occur on or before October 22, 2019), reimbursement of reasonable commuting expenses to the Company’s headquarters from his residence and his reasonable temporary living expenses in the Greenville, South Carolina area until the time of his permanent relocation, reimbursement of the reasonable fees and expenses of an attorney used to negotiate the Agreement (not to exceed $7,500), and other benefits generally available to the Company’s other employees, which may include medical and retirement plans and reasonable travel expenses.

If Mr. Beck’s employment is terminated by the Company without “cause,” by Mr. Beck as a result of “good reason,” or due to his “disability” (each as defined in the Agreement), Mr. Beck will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) an amount equal to his salary in effect on the termination date, payable over a period of 12 months following his termination date; (3) an amount equal to his “average bonus” (as defined in the Agreement) determined as of the termination date, payable over a period of 12 months following his termination date; (4) the pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year, to the extent earned; (5) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; (6) reasonable outplacement service expenses for 12 months following his termination date, which may not exceed $25,000; and (7) reimbursement of expenses incurred prior to termination. If Mr. Beck’s employment is terminated by the Company without “cause” or by Mr. Beck as a result of “good reason,” and such termination occurs within six months before or one year after the effective date of a “change of control” (as defined in the Agreement), then the amounts described in clauses (2) and (3) of the foregoing sentence shall be increased by a factor of 100% (for a total of 200% of salary and average bonus).

If Mr. Beck’s employment terminates due to his death, Mr. Beck, his designated beneficiary, or his estate, as applicable, will be entitled to receive: (1) accrued but unpaid salary earned prior to his death; (2) reimbursement of expenses incurred prior to his death; and (3) the pro-rata portion of any bonus for the year in which his death occurs, to the extent earned, plus, if his death occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year, to the extent earned. If the Company terminates Mr. Beck’s employment with “cause” or if Mr. Beck voluntarily terminates his employment, he is entitled only to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntary termination of employment, if termination occurs after year-end but before the bonus for the preceding year is paid, Mr. Beck is also entitled to payment of the bonus for the preceding year to the extent earned.

Mr. Beck’s receipt of severance benefits will be subject to his execution of a release of claims in a form substantially similar to the form of release attached to the Agreement and within the time period specified in the Agreement. Mr. Beck is also subject to various customary non-competition, non-solicitation, and other restrictive covenants, and his entitlement to certain benefits (including severance benefits) is contingent upon his compliance with such covenants. In addition, Mr. Beck must abide by any equity retention policy, compensation recovery policy, stock ownership guidelines, or other similar policies maintained by the Company.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated July 10, 2019, between Robert W. Beck and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on July 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: July 16, 2019	By:	/s/ Peter R. Knitzer
Peter R. Knitzer President and Chief Executive Officer

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